Exhibit 99.1

Verso Corporation Names B. Christopher DiSantis as CEO

MEMPHIS, Tenn. – January 12, 2017 – Verso Corporation (NYSE: VRS) today announced that B. Christopher DiSantis will become the chief executive officer and a director of Verso effective as of February 1, 2017. An entrepreneurial leader with extensive manufacturing experience, DiSantis brings to Verso a proven record of success in leading disciplined, high performance teams focused on driving shareholder value.

“Chris has demonstrated an exceptional ability to lead organizations to higher levels of growth and performance, even in very challenging market environments, and we’re excited about the opportunities that lie ahead for Verso under his leadership,” said Verso Chairman of the Board Robert M. Amen. “His outstanding experience and passion for engaging our employees, serving our customers and delivering results for our shareholders will help make Verso a stronger, more competitive company for the future.”

Prior to joining Verso, DiSantis served in executive leadership roles for several companies, leading teams that drove tangible productivity gains in operations, grew sales via new product development and implemented creative market strategies to enhance equity returns. Since 2012, he was the CEO of H-D Advanced Manufacturing Company, a diversified enterprise that manufactures motion control products for the aerospace, defense, energy and industrial markets. From 2011 to 2012, DiSantis was the CEO of Latrobe Specialty Metals, Inc. (now a part of Carpenter Technology Corporation), a worldwide supplier of essential premium alloys for the aerospace, defense, high speed and tool steel sectors. Before joining Latrobe, he served for a decade in positions of increasing responsibility, most recently as president, at Hawk Corporation, a global manufacturer of braking and power transmission friction products (formerly a public entity - NYSE Amex: HWK).

“I’m thrilled to join Verso’s outstanding team as the company continues its evolution in a rapidly changing marketplace,” DiSantis said. “Our diverse product portfolio, flexible manufacturing platform, unparalleled customer service and firmly established customer base provide a solid foundation to build upon as Verso expands into important new grades and markets.”

DiSantis graduated summa cum laude from Dartmouth College with a bachelor’s degree in mathematics and economics. In 2009, Crain’s Cleveland Business named him to its class of “Forty under 40.”

About Verso

Verso Corporation is the turn-to company for those looking to successfully navigate the complexities of paper sourcing and performance. The leading North American producer of printing and specialty papers and pulp, Verso provides insightful solutions that help drive improved customer efficiency, productivity, brand awareness and business results. Verso’s long-standing reputation for quality and reliability is directly tied to our vision to be a company with passion that is respected and trusted by all. Verso’s passion is rooted in ethical business practices that demand safe workplaces for our employees and sustainable wood sourcing for our products. This passion, combined with our flexible manufacturing capabilities and an unmatched commitment to product performance, delivery and service, make Verso a preferred choice among commercial printers, paper merchants and brokers, converters, publishers and other end users. For more information, visit us online at versoco.com.

Forward-Looking Statements

In this press release, all statements that are not purely historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “intend” and other similar expressions. Forward-looking statements are based on currently available business, economic, financial and other information and reflect management’s current beliefs, expectations and views with respect to future developments and their potential effects on Verso. Actual results could vary materially depending on risks and uncertainties that may affect Verso and its business. For a discussion of such risks and uncertainties, please refer to Verso’s filings with the Securities and Exchange Commission. Verso assumes no obligation to update any forward-looking statement made in this press release to reflect subsequent events or circumstances or actual outcomes.

Media contact:

Kathi Rowzie

Vice President, Communications and Public Affairs

901-369-5800

kathi.rowzie@versoco.com

Investor contact:

901-369-4128

investor.relations@versoco.com

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